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Exhibit 3.3



                          AMENDED AND RESTATED BY-LAWS

                                       OF

                           ENTERPRISES SOLUTIONS, INC.


                               ARTICLE I - OFFICES

     The registered office of the Corporation in the State of Nevada shall be located at 202 South Minnesota Street, Carson City, Nevada 89703, and it may be changed from time to time by the Board of Directors. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                      ARTICLE II - MEETINGS OF STOCKHOLDERS

SECTION 1 - ANNUAL MEETINGS.
     The annual meeting of the stockholders of the Corporation shall be held within six (6) months after the close of the fiscal year of the Corporation, for the purpose of electing Directors, and transacting such other business as may properly come before the meeting.

SECTION 2 -  SPECIAL MEETINGS.
     Special meetings of the stockholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of twenty-five percent (25%) of the shares then outstanding and entitled to vote thereat, or as otherwise required by law.

SECTION 3 - PLACE OF MEETINGS.
     All meetings of stockholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of such meetings.

SECTION 4 - NOTICE OF MEETINGS.
 (a) If under the provisions of the Nevada Private Corporations Law stockholders are required or authorized to take any action at a meeting, the notice of the meeting must be in writing and signed by the President or a Vice President, or the Secretary, or an Assistant Secretary, or by such other natural person or persons as the Directors may designate. The notice must state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without the State of Nevada, where it is to be held.

(b) A copy of the notice must be delivered personally or mailed postage prepaid to each stockholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting. If mailed, it must be directed to the stockholder at his or her address as it appears upon the records of the Corporation, and upon the mailing of any such notice the service thereof is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail for transmission to the stockholder. Personal delivery of any such notice to any officer of a Corporation or association, or to any member of a partnership, constitutes delivery of the notice to the Corporation, association or partnership.

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(c) Notice of any meeting need not be given to any person who may become a stockholder of record after the mailing of such notice and prior to the meeting, or to any stockholder who attends such meeting, in person or by proxy, or submits a signed waiver of notice either before or after such a meeting. Notice of any adjourned meeting of stockholders need not be given, unless otherwise required by statute.

SECTION 5 - QUORUM.
(a) Except as otherwise provided herein, or by statute, or in the Articles of Incorporation (such certificate and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), at all meetings of stockholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of stockholders holding of record a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. The withdrawal of any stockholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of stockholders, the stockholders, by a majority of the votes cast by the holders of shares entitled to vote thereat, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

SECTION 6 - VOTING.
(a) Except as otherwise provided by statute or by the Articles of Incorporation, any corporate action, other than the election of Directors, to be taken by vote of the stockholders, shall be authorized by a majority of votes cast at a meeting of stockholders by the holders of shares entitled to vote thereat.

(b) Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of stockholders, each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock standing in his or her name on the records books of the Corporation.

(c) Unless elected pursuant to Section 78.320 of the Nevada Revised Statutes, Directors of the Corporation shall be elected at the annual meeting of stockholders by a plurality of the votes cast at the election.

(d) Each stockholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself or herself or by his or her attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of six (6) months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the minutes of the meeting.

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(d) Any action, except election of Directors, which may be taken by a vote of stockholders at a meeting, may be taken without a meeting if authorized by a written consent of shareholders holding at least a majority of the voting power, provided that if a greater proportion of voting power is required by such action at such meeting, then such greater proportion of written consents shall be required.

SECTION 7 - RECORD DATE.
The Directors may prescribe a period not exceeding 60 days before any meeting of the stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix, in advance, a record date not more than 60 or less than 10 days before the date of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that date are entitled to notice or to vote at such a meeting. If a record date is not fixed, the record date is at the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. The Board of Directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.


                        ARTICLE III - BOARD OF DIRECTORS

SECTION 1 - NUMBER, ELECTION AND TERM OF OFFICE.
(a) The number of the Directors of the Corporation shall be not less than one
(1) nor more than nine (9), unless and until otherwise determined by vote of a majority of the entire Board of Directors. The number of Directors shall not be less than three (3), unless all of the outstanding shares of stock are owned beneficially and of record by less than three (3) stockholders, in which event the number of Directors shall not be less than the number of stockholders or the minimum permitted by statute.

(b) Except as may otherwise be provided herein or in the Articles of Incorporation by way of cumulative voting rights, the members of the Board of Directors of the Corporation, who need not be stockholders, shall be elected by a majority of the votes cast at a meeting of stockholders, by the holders of shares of stock present in person or by proxy, entitled to vote in the election.

(c) Each Director shall hold office until the annual meeting of the stockholders next succeeding his or her election, and until his or her successor is elected and qualified, or until his or her prior death, resignation or removal.

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SECTION 2 - DUTIES AND POWERS.
The Board of Directors shall have full control over the affairs of the Corporation and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the stockholders.

SECTION 3 - ANNUAL AND REGULAR MEETINGS; NOTICE.
(a) Regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders, at the place of such annual meeting of stockholders.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each Director who shall not have been present at the meeting at which such change was made within the time limited, and in the manner set forth in Paragraph (b) Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in Paragraph (c) of such Section 4.

SECTION 4 - SPECIAL MEETING; NOTICE.
(a) Special meetings of the Board of Directors shall be held whenever called by the President or by one of the Directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each Director, addressed to him or her at his or her residence or usual place of business, at least four (4) days before the day on which the meeting is to be held, or shall be sent to him or her at such place by telegram, radio or cable, or shall be delivered to him or her personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice except as required by statute, need not specify the purpose of the meeting.

(c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him or her or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

SECTION 5 - CHAIRMAN.
At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the Vice Chairman shall preside, and in his or her absence, a Chairman chosen by the Directors shall preside.

SECTION 6 - QUORUM AND ADJOURNMENTS.
(a) At all meetings of the Board of Directors, the presence of a majority of the Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws.

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(b) A majority of the Directors, present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

SECTION 7 - MANNER OF ACTING.
(a) At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which he or she may hold.

(b) Except as otherwise provided by statute, by the Articles of Incorporation, or by these By-Laws, the action of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

(c) Unless otherwise required by amendment to the Articles of Incorporation or statute, any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or Committee. Such written consent shall be filed with the minutes of the proceedings of the Board or Committee.

(d) Unless otherwise prohibited by amendments to the Articles of Incorporation or statute, members of the Board of Directors or of any Committee of the Board of Directors may participate in a meeting of such Board or Committee by means of a conference telephone or a similar communications method by which all persons participating in the meeting can hear each other. Such participation constitutes presence in person at the meeting.

SECTION 8 - VACANCIES.
Any vacancy in the Board of Directors, occurring by reason of an increase in the number of Directors, or by reason of the death, resignation, diqualification, removal (unless vacancy created by the removal of a Director by the stockholders shall be filled by the stockholders at the meeting at which the removal was effected) or inability to act of any Director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

SECTION 9 - RESIGNATION.
Any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 10 - REMOVAL.
Any Director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a two-thirds majority of the outstanding shares of stock of the Corporation at a special meeting of the stockholders called for that purpose.


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SECTION 11 - SALARY.
No stated salary shall be paid to Directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 12 - CONTRACTS.
(a) A contract or other transaction is not void or voidable solely because: (1) the contract or transaction is between the Corporation and (A) one or more of its Directors or officers; or (B) another corporation, firm or association in which one or more of its directors or officers are Directors or officers of the Corporation, or are financially interested; (2) A common or interested Director or officer (A) is present at the meeting of the Board of Directors or a Committee thereof which authorizes or approves the contract or transaction; or
(B) joins in the execution of a written consent which authorizes or approves the contract or transaction pursuant to subsection 2 of Nevada Revised Statutes 78.315; or (3) The vote or votes of a common or interested Director are counted for the purpose of authorizing or approving the contract or transaction, if one of the circumstances specified in subsection (b) exists.

(b) The circumstances in which a contract or other transaction is not void or voidable pursuant to subsection (a) are: (1) the fact of the common Directorship, office or financial interest is known to the Board of Directors or Committee, and the Board or Committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested Director or Directors; (2) the fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power (The votes of the common or interested Directors or officers must be counted in any such vote of stockholders); (3) the fact of the common directorship, office or financial interest is not known to the Director or officer at the time the transaction is brought before the Board of Directors of the Corporation for action; or (4) the contract or transaction is fair as to the Corporation at the time it is authorized or approved.

(c) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a Committee thereof which authorizes, approves or ratifies the contract or transaction, and if the votes of the common or interested Directors are not counted at the meeting, then a majority of the disinterested Directors may authorize, approve or ratify a contract or transaction.

SECTION 13 - COMMITTEES.
(a) Unless it is otherwise provided in the Articles of Incorporation, the Board of Directors may designate one or more Committees which, to the extent provided in the resolution or resolutions, have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal.

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(b) The Committee or Committees must have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

(c) Each Committee must include at least one Director. Unless the Articles of Incorporation provide otherwise, the Board of Directors may appoint natural persons who are not Directors to serve on Committees.


                              ARTICLE IV - OFFICERS

SECTION 1 - NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE.
(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, or a President and Secretary-Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman or Vice Chairman of the Board of Directors may be, but is not required to be, a Director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of stockholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his or her election, and until his or her successor shall have been elected and qualified or until his or her death, resignation or removal.

SECTION 2 - RESIGNATION.
Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3 - REMOVAL.
Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

SECTION 4 - VACANCIES.
A vacancy in any office by reason of death, resignation, inability to act, disqualification or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

SECTION 5 - CHAIRMAN OF THE BOARD.
The Chairman of the Board, if one is elected, shall preside at all meetings of stockholders and at all meetings of the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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SECTION 6 - PRESIDENT.
The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. If a Chairman of the Board is not elected or, if one is elected, in the absence of the Chairman of the Board or in the event of his or her inability or refusal to act, the President shall preside at all meetings of stockholders and at all meetings of the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 7 - VICE PRESIDENT.
The Vice President, or if there be more than one, the Vice Presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), in the absence of the President or in the event of his or her inability or refusal to act, shall perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 8 - SECRETARY AND ASSISTANT SECRETARIES.
The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or the President. He or she shall have custody of the corporate seal of the Corporation; he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it; and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

         The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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SECTION 9 - TREASURER AND ASSISTANT TREASURERS.
The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

         If required by the Board of Directors, he or she shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

SECTION 10 - SURITIES AND BONDS.
In case the Board of Directors shall so require any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence for the accounting for all property, funds or securities of the Corporation which may come into his or her hands.

SECTION 11 - SHARES OF STOCK OF OTHER CORPORATIONS.
Whenever the Corporation is the holder of shares of stock of any other corporation, any right or power of the Corporation as such stockholder (including the attendance, acting and voting at stockholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President or such other person as the Board of Directors may authorize.


                           ARTICLE V - SHARES OF STOCK

SECTION 1 - CERTIFICATE OF STOCK.

(a) The certificates representing shares of the Corporation's stock shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. The certificates shall bear the following: the Corporate Seal, the holder's name, the number of shares of stock and the signatures of: (1) the Chairman of the Board, the President or a Vice President and (2) the Secretary, Treasurer, any Assistant Secretary or Assistant Treasurer.

(b) No certificate representing shares of stock shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

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(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share of stock which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings: or it may authorize the payment in cash of the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares of stock, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.

SECTION 2 - LOST OR DESTROYED CERTIFICATES.
The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

SECTION 3 - TRANSFER OF SHARES.
(a) Transfer of shares of stock of the Corporation shall be made on the stock ledger of the Corporation only by the holder of record thereof, in person or by his or her duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares of stock with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of taxes as the Corporation or its agencies may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have expenses or other notice thereof, except as otherwise expressly provided by law.


                             ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amount, and at such time or times as the Board of Directors may determine.

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                            ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall end on December 31, and may be changed by the Board of Directors from time to time subject to applicable law.


                          ARTICLE VIII - CORPORATE SEAL

The corporate seal shall be in such form as shall be approved from time to time by the Board of Directors.


                             ARTICLE IX - INDEMNITY

SECTION 1 - POLICY.
It is the policy and intention of the Corporation to provide to its officers and Directors broad and comprehensive indemnification from liability to the fullest extent permitted by law.

SECTION 2 - RIGHT TO INDEMNIFICATION.
Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Nevada, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if Nevada law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

SECTION 3 - RIGHT OF CLAIMANT TO BRING SUIT.
If a claim under this Article is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

SECTION 4 - NON-EXCLUSIVITY OF RIGHTS.
The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-Laws, agreement, vote of shareholders or disinterested Directors or otherwise.

SECTION 5 - INSURANCE.
The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

SECTION 6 - EXPENSES AS A WITNESS.
To the extent that any Director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

SECTION 7 - INDEMNITY AGREEMENT.
The Corporation may enter into agreements with any Director, officer, employee or agent of the Corporation to the fullest extent permitted by Nevada law.

SECTION 8 - EFFECT OF REPEAL OR MODIFICATION.
Any repeal or modification of this Article IX shall not result in any liability for a Director with respect to any action or omission occurring prior to such repeal or modification.


                             ARTICLE X - AMENDMENTS

SECTION 1 - BY STOCKHOLDERS.
All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock entitled to vote in the election of Directors at any annual or special meeting of stockholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

SECTION 2 - BY DIRECTORS.
The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, these By-Laws, provided, however, that the stockholders entitled to vote with respect thereto as in this Article X above-provided may alter, amend or repeal By-Laws or amendments thereto made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of stockholders or of the Board of Directors or to change any provisions of the By-Laws with respect to the removal of Directors of the filling of vacancies in the Board resulting from the removal by the stockholders. If any provision of these By-Laws regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of Directors, the By-Laws so adopted, amended or repealed, together with a concise statement of the changes made.

                            CERTIFICATE OF SECRETARY

         THIS IS TO CERTIFY that I am the duly elected, qualified and acting Secretary of

                           Enterprises Solutions, Inc.
                       ----------------------------------

and that the above and foregoing Amended and Restated By-Laws constituting a true original copy were duly adopted as the Amended and Restated By-Laws of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand.

                             DATED:
                                    -----------------------


                             -------------------------------
                                       SECRETARY